EXHIBIT 10.26

Summary of Real Estate Lease Agreement, Effective June 25, 2003, Between Shanghai Pudong Jianzhong Industry and Trade Company and Mtone Wireless Communication (Shanghai) Co., Ltd.

Party A: Shanghai Pudong Jianzhong Industry and Trade Company

Party B: Mtone Wireless Communication (Shanghai) Co., Ltd.

Date of Signing

June 25, 2003

Property Description

Location: Room 505-A, Zhangjiang Lu No. 727, Pudong District, Shanghai

Square footage: 50 m2

Type: office space

Term of Share-Use

Effective Period: from June 25, 2003 to June 24, 2006

Rental Use

Office use

Rent Amount

RMB 900 Yuan per month and RMB 10,800 Yuan per year.

Major Obligations of Either Party

Party A shall:

1.	carry out all the formalities in accordance with government regulations during the rental period.

Party B shall:

1.	not sublease, transfer, lend or change the use of the leased tenement;

2.	perform its duty to ensure security, fire protection and sanitation etc.

Termination Events

The leased tenement involves in the municipal relocating or national construction development during the term of the contract period.